UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: July 20, 2011

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENT TO CERTIFICATE OF INCORPORATION

See Item 5.07 below.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 20, 2011, Axion Power International, Inc. (the “Corporation”) held an Annual Meeting of Shareholders.  At the Annual Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the reelection of each of the two current directors of the Corporation, who were candidates for reelection, are:

Michael Kishinevsky:
For:	42,148,423
Against:	1,059,999
Abstain:	35,280

Howard K. Schmidt, PhD.:
For:	37,299,213
Against:	5,909,459
Abstain:	35,030

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the ratification of EFP Rotenberg, LLP as the Company’s independent auditors for the year ending December 31, 2011, are:

For:	62,173,785
Against:	350,351
Abstain:	240,134

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the amendment to the Corporation’s Certificate of Incorporation to increase its authorized shares of Common Stock from 125,000,000 to 200,000,000 shares, are:

For:	59,879,126
Against:	2,783,638
Abstain:	101,506

A copy of the Amendment to the Corporation’s Certificate of Incorporation with regard to the increase in authorized shares is set forth as Exhibit 3.7 hereto.

ITEM 9.01.  EXHIBITS

3.7           Amendment to the Corporation’s Certificate of Incorporation, dated July 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 22, 2011

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.
Charles R. Trego Jr.
Chief Financial Officer

LIST OF EXHIBITS

3.7         Amendment to the Corporation’s Certificate of Incorporation, dated July 22, 2011